WEINBERG & COMPANY, PA
                        Town Executive Center
                     6100 Glades Road, Suite 314
                      Boca Raton, Florida 33434


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration
Statement, as amended, of ASI Entertainment, Inc. of our reports as of June 30, 1998, dated November 10, 1998 relating to the financial statements of ASI Entertainment, Inc. which appear in such Form SB-2.


                              WEINBERG & COMPANY PA
                              Certified Public Accountants


Boca Raton, Florida
December 28, 1998